Exhibit 1.2

{HTFL00110417; 3} EXTENSION AGREEMENT This EXTENSION AGREEMENT (this “Agreement”) dated as of July 15, 2021, by and between TIAN RUIXIANG Holdings Ltd (the “Company”) and Univest Securities, LLC (“Univest”). Each of the Company and Univest shall be referred to collectively as the “Parties” and individually as a “Party.” W I T N E S S E T H: WHEREAS, the Company and Univest entered into a placement agency agreement dated as of June 2, 2021 (the “PAA”) pursuant to which the Company engaged Univest to serve as the exclusive placement agent for the Company in connection with a follow-on public offering of the Company’s securities (the “Offering”); WHEREAS, under the PAA, the Offering Period was to end on July 17, 2021; and WHEREAS, the Parties desire to extend the Offering Period in order to further continue the Offering on the terms set forth herein. NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees with the other as follows: 1. Capitalized Terms. Unless otherwise defined herein, all terms and conditions used in this Agreement shall have the meanings assigned to such terms in the PAA. 2. Offering Period Extension. In accordance with Section 3(d) of the PAA, the Parties hereby agree to extend the Offering Period until July 30, 2021. 3. Representations and Warranties. The Company represents and warrants that, after giving effect to this Agreement, (i) the representations and warranties of the Company set forth in Section 2 of the PAA are true and correct in all material respects on and as of the date hereof; and (ii) there has not been any material change, or any development involving a prospective material change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries. 4. Full Force and Effect. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and obligations of the Parties under the PAA, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the PAA, which is ratified and affirmed in all respects and shall continue in full force and effect. This Agreement shall apply and be effective only with respect to the provisions of the PAA specifically referred to herein. 5. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as

{HTFL00110417; 3} 2 may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Agreement. 6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one Party to the other may be made by physical or electronic transmission to the applicable address and email address set forth in the PAA. 7. Headings. The section headings herein are for convenience only and shall not affect the construction hereof. 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. Any disputes arising from this Agreement shall be resolved pursuant to Section 12 of the PAA. [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

{HTFL00110417; 3} 3 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. TIAN RUIXIANG HOLDINGS LTD By: Name: Zhe Wang Title: Chief Executive Officer UNIVEST SECURITIES, LLC By: Name: Edric Guo Title: Chief Executive Officer

S2781019; 1} 3 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. TIAN RUIXIANG HOLDINGS LTD By: Name: Zhe Wang Title: Chief Executive Officer UNIVEST SECURITIES, LLC By: Name: Edric Guo Title: Chief Executive Officer